FIRST UNION CORPORATION
Charlotte, North Carolina 28288
704 374-6565


                                                                   Exhibit 2


[First Union Logo appears here]       CONFIDENTIAL


          November 15, 1994



          Delcor, Inc.
          1110 East Morehead Street
          Charlotte, NC   28204

          Attention:   Mr. W. D. Cornwell, Jr.
                    President

          Gentlemen:

          First Union National Bank of North Carolina and First Union Corporation or an affiliate thereof (collectively, "First Union") are pleased to confirm to Delcor, Inc. ("Delcor"), their commitment to provide to Newco or its successor pursuant to the Merger described herein (the "Company"), a company to be formed by Delcor, on the terms, for the purposes and subject to the conditions set forth below and in the summary of certain terms
          attached hereto (the "Term Sheets") the following:   (i) senior
          debt facilities (the "Senior Debt Facilities") in an aggregate amount of up to $187,500,000, (ii) a subscription to purchase Cumulative Redeemable Payment-In-Kind Preferred Stock (the "Preferred Stock") in an aggregate amount of $100,000,000 and related detachable warrants (the "Warrants") and (iii) in exchange for 784,999 shares of Non-Voting Common Stock of the Company, 784,999 shares of Common Stock (the "Rollover Equity") of a company which has been described to us under a code name "Canoe" in connection with the Company's acquisition of Canoe.
          As First Union understands the proposed transaction (the "Transaction"), Delcor will organize the Company, a single purpose, wholly owned subsidiary that will enter into a merger agreement (the "Merger Agreement") with Canoe, pursuant to which the Company will merge with Canoe (the "Merger"), with Canoe being the surviving corporation. In the Merger, each of the issued and outstanding shares of Canoe's common stock, par value $.01 per share, excluding any treasury shares, Rollover Equity shares or other contributed shares, will be converted into the right to receive an aggregate amount in cash consideration per share not to exceed the amount discussed between First Union and the Company (the "Merger Price"). The Senior Debt Facilities, the Preferred Stock and the Rollover Equity (collectively, the "First Union Financing") are being provided to enable the Company to (i) complete the Merger, (ii) provide for the ongoing working capital and capital spending needs of the Company, and (iii) pay certain fees and expenses related to the Merger. If the Transaction is structured as a merger of a wholly owned subsidiary of the Company into Canoe, this commitment letter and the Term Sheets shall be modified to reflect the revised structure.

          Delcor, Inc.
          November 15, 1994
          Page 2
          _________________________


          First Union's commitment is to provide 50% of $375,000,000 of Senior Debt Facilities that will be co-agented by First Union and NationsBank of North Carolina, N.A., or an affiliate thereof (collectively, "NationsBank") . NationsBank will also purchase
          (i) $100,000,000 of Preferred Stock and Warrants and (ii) 784,999 shares of Non-Voting Common Stock of the Company for an amount of cash equal to the Merger Price multiplied by 784,999 shares.

          Our commitment to provide the First Union Financing will be funded upon the effectiveness of the Merger and is subject to the conditions set forth herein and in the attached Term Sheets, including the right to assign or transfer all or part of this commitment for the First Union Financing to any of our affiliated corporations or banks and to any third parties.

          Our commitment to provide the First Union Financing will terminate (i) on July 31, 1995 if the Merger shall not have closed on or prior to such date, or (ii) at any time prior to the Merger and the funding of the First Union Financing if (a) there shall have been any material adverse change in the business, assets, financial condition or results of operations of Canoe and its subsidiaries, taken as a whole, or (b) there shall exist any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, assets, financial condition or results of operations of Canoe and its subsidiaries, taken as a whole, in either case, since September 30, 1994, except as disclosed in documents filed prior to the date hereof with the Securities and Exchange Commission.

          The business and financial terms set forth in the attached Term Sheets have been established as a result of a review of Canoe's publicly available information (including public filings with the Securities and Exchange Commission). First Union believes that the closing conditions and other terms contained in the attached Term Sheets are customary for comparable financings.

          You agree that this Commitment Letter is for your confidential use only and will not be disclosed by you to any person other than your accountants, attorneys and other advisors and the Company and Canoe and such of their respective officers, directors, agents, accountants, attorneys and other advisors as need to be provided therewith, and only then in connection with the Transaction and on a confidential basis, except that you may make public disclosure of the existence and amount of First Union's commitment and undertaking hereunder, you may file a copy of the Commitment Letter in any public record in which it is required by law to be filed, and you may make such other public disclosure of the terms and conditions hereof as you are required by law, in the reasonable opinion of your counsel, to make.

          Delcor agrees to indemnify each of First Union and its affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of the Transaction and will reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom.

          Delcor, Inc.
          November 15, 1994
          Page 3
          _________________________


          Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party hereunder shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final judgment that such loss, claim, damage or liability resulted from such Indemnified Party's willful malfeasance, gross negligence or bad faith. In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then Delcor will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of Delcor and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

          If any action, proceeding, or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify Delcor with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify Delcor shall not relieve Delcor from its obligations hereunder except to the extent Delcor is prejudiced thereby. Delcor shall be entitled to assume the defense of any such action, proceeding, or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding, or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party, unless (a) Delcor has failed to assume the defense and employ counsel as provided herein, (b) Delcor has agreed in writing to pay such fees and expenses of separate counsel, or (c) an action, proceeding, or investigation has been commenced against the Indemnified Party and Delcor and representation of both Delcor and the Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of First Union, the existence of any such actual or potential conflict of interest to be determined by First Union, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clauses (a), (b), or
          (c) of the immediately preceding sentence, Delcor shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that Delcor shall not in any event be required to pay the fees and expenses of more than one separate counsel for all Indemnified Parties. Delcor shall be liable only for settlement of any claim against an Indemnified Party made with Delcor's written consent.

          Delcor agrees to pay to us the fees for the Senior Debt
          Facilities outlined in the fee letter dated the date hereof (the "Fee Letter"). Delcor also agrees to reimburse us for all of our out-of-pocket expenses (including the reasonable fees and disbursements of our counsel) in connection with the Merger and the First Union Financing, described herein.

          The provisions of the three immediately preceding paragraphs shall survive any termination of this letter.

          Delcor acknowledges that First Union has advised Delcor that the services to be provided hereunder and the amount of fees and the obligation to reimburse expenses are in no way

          Delcor, Inc.
          November 15, 1994
          Page 4
          _________________________

          conditioned upon Delcor's obtaining from First Union or any affiliate of First Union any other service or any loan or other financial product.

          If you are in agreement with the foregoing, please sign and return the enclosed copy of this letter and the Fee Letter to First Union no later than 5:00 p.m. Eastern Standard Time, on or before November 15, 1994. This commitment shall terminate at such time unless a signed copy of this letter and the Fee Letter have been delivered to us.

          Very Truly Yours,

          FIRST UNION CORPORATION



          By:   /s/ Daniel W. Mathis
                Daniel W. Mathis
                Executive Vice President


          FIRST UNION NATIONAL BANK
             OF NORTH CAROLINA



          By:   /s/ David M. Roberts
                David M. Roberts
                Senior Vice President



          Agreed to and accepted this
          15th day of November, 1994

          DELCOR, INC.



          By:   /s/ W. D. Cornwell, Jr.
                W. D. Cornwell, Jr.
                President

                                                                   Confidential
                                                              November 15, 1994


                                             PROJECT CANOE

                                       Summary of Certain Terms




                                                       Senior Debt Facilities

                 Borrower:                             Newco and, following the Merger, Canoe (the "Company").

                 Facilities:                           Will  include a six year  Revolving Credit Facility (the "Revolver") and a  six year  Term Loan  (the  "Term Loan")  (together, the  "Senior Debt
                                                       Facilities").

                 Amount:                               Revolver:    Up to $75,000,000
                                                       Term Loan:   $300,000,000

                                                       The aggregate amount  available under the Revolver will  be based on the lesser of  $75,000,000 or  the aggregate of  certain percentages of  the
                                                       Company's  eligible  accounts  receivable  and  eligible  inventory  (as defined in  the Company's existing senior  credit agreement), subject to reasonable reserves.

                 Maturity Dates:                       The later of June 30, 2001 or six years from the Closing Date.

                 Agents:                               First  Union  National  Bank  of  North  Carolina  ("First  Union")  and
                                                       NationsBank  of North Carolina, N.A., ("NationsBank") (collectively, the
                                                       "Agents").

                 Administrative Agent:                 NationsBank


                 Lenders:                              First   Union  and   NationsBank,  and   a  group  of   other  financial
                                                       institutions reasonably  acceptable to the  Agents and  the Company (the
                                                       "Lenders").

                 Use of Proceeds:                      To  consummate the  Merger described  in the  Commitment Letter,  to pay certain fees and expenses related to the  Merger and to provide for  the
                                                       Company's ongoing working capital and capital spending requirements.

                 Interest Rates:                       The interest rates on the Senior Debt  Facilities will be a function  of the  Company's  Total  Funded  Debt to  Operating  Cash  Flow ("Leverage
                                                       Ratio")  as  determined quarterly  on  a





                                                                                                            Confidential
                                                                                                       November 15, 1994



                                                       rolling  four quarters  basis. Operating Cash Flow  will equal the
                                                       Company's  earnings before interest,
                                                       taxes, depreciation and amortization ("EBITDA").  The  Company will have the option of  borrowing at a spread over the  Base Rate (defined as the higher  of the  Administrative Agent's  Prime Rate,  the Three  Month CD
                                                       Rate plus  .50%, and the Federal  Funds Rate plus .50%)  or the Adjusted
                                                       London  Interbank Offered Rate ("LIBOR").   The applicable rates will be
                                                       based on the following table

                                                                                    Revolver                   Term Loan



                                                                             Spread Over Spread Over    Spread Over Spread Over
                                                       Leverage Ratio           Base        LIBOR          Base        LIBOR

                                                        >  2.0x                1.25%       2.75%          1.50%       3.00%
                                                        1.50x - 1.99x          0.75%       2.25%          1.00%       2.50%
                                                        1.00x - 1.49x          0.25%       1.75%          0.50%       2.00%
                                                        0.50x -  .99x          0.00%       1.25%          0.00%       1.50%
                                                        <  .50x                0.00%       1.00%          0.00%       1.00%

                                                       The interest rates  on the Senior Debt  Facilities will increase by  two
                                                       (2) percentage  points  per annum  upon the  occurrence and  during  the continuance of any payment default under the Loan Agreement.

                                                       The  Loan  Agreement  shall  include  the  Agents'  standard  protective
                                                       provisions  for  such  matters  as  increased  costs,  funding   losses,
                                                       illegality and withholding taxes.

                 Interest Payments:                    At the end of each  applicable Interest Period or quarterly, if earlier, calculated  on an  actual 360  day basis  for both  Base Rate  and LIBOR
                                                       Loans.

                 Interest Periods:                     LIBOR interest period:  30, 60, or 90 days, subject to availability.

                 Interest Rate Protection:             Within  90  days   following  the  closing,  the   Company  must  obtain
                                                       reasonably acceptable  interest  rate protection  through interest  rate swaps, caps or other instruments reasonably satisfactory to the  Agents, against increases  in interest rates for  a minimum of  50% of the  Term
                                                       Loan or such lesser amount as  the Agents may agree, for a  period of at
                                                       least  three years.   In  the event  the  Company obtains  Interest Rate
                                                       Protection from  any Lender, then such  Lender may secure  the Company's obligations thereunderon apari-passu basiswith theSenior Debt Facilities.


                                              -2-



                                                                                                                Confidential
                                                                                                            November 15, 1994

                 Facility Fees:                        1/2  of  1%  per annum,  on  the  unutilized  portion  of  the  Revolver commitment, payable quarterly in arrears.

                 Security:                             A perfected first priority security interest in  all of the  post-Merger
                                                       Company's  assets,  including  the  pledge  of  the  stock  of  all  the
                                                       Company's subsidiaries.

                 Mandatory Payments:                   Revolver:        Payable in full at maturity.
                                                       Term Loan:       Payable quarterly beginning  September 30, 1995 in  the
                                                                        following amounts:

                                                             Fiscal year                          Number
                                                                Ended           Quarterly           of             Annual
                                                                Dec. 31       Amortization       Payments       Amortization



                                                                 1995            $10,000,000        2              $20,000,000
                                                                 1996             10,000,000        4               40,000,000
                                                                 1997             10,000,000        4               40,000,000
                                                                 1998             12,500,000        4               50,000,000
                                                                 1999             15,000,000        4               60,000,000
                                                                 2000             15,000,000        4               60,000,000
                                                                 2001             15,000,000        2               30,000,000
                                                                                                                  $300,000,000


                                                       The principal  amount of  the Term  Loan shall  be repaid  in  quarterly installments beginning on September 30, 1995 and ending June 30, 2001.

                                                       In addition to the required  amortization, the Company will  be required to make  repayments on  the Term Loan  on an annual  basis in  an amount equal to  75% of the Company's  Excess Cash Flow (defined  as net income
                                                       plus  depreciation,   amortization  and  all  other   non-cash  charges,
                                                       adjusted  for changes  in working  capital, minus  capital expenditures, principal payments  and permitted dividends) for  such period, beginning with the period ending December 31, 1995.

                                                       The Company  will be  required to  make prepayments  with the  net  cash proceeds in excess  of $5,000,000 from the sale  of any of the Company's assets  outside the normal course of business.  In addition, the Company will be required to  prepay the Senior  Debt Facilities upon any  change of control which  results in Delcor, Inc. or  its affiliates owning less than 51% of the voting Common Stock of the Company. The Company will also be


                                         -3-


                                                                                                           Confidential
                                                                                                       November 15, 1994

                                                       required  to make  prepayments in  an amount  equal to  the net proceeds of any additional issuance of equity.

                                                       Mandatory Prepayments shall be applied in inverse order of maturity.

                 Voluntary Prepayments:                The Company may reduce the amount outstanding under  the Revolver at any
                                                       time and  thereafter reborrow.   In addition,  the Company  may, at  its
                                                       option,  upon five  business  days' notice  to  the  Agents, permanently reduce  the unutilized  portion of  the Revolver  in part  (in principal amounts  of at  least $1,000,000  or, if  greater, an  integral multiple thereof) or in whole.

                                                       The Company may, at its option, upon  five business days' notice to  the
                                                       Agents, prepay the  Term Loan in part (in  principal amounts of at least
                                                       $1,000,000 or, if greater,  an integral multiple  thereof) or in  whole, without premium or penalty,  with interest accrued  through the date  of
                                                       prepayment.   Any voluntary prepayments above  and beyond those required under the  Excess Cash  Flow provision shall  be applied  in the  manner
                                                       designated by  the Company.   All other prepayments shall  be applied in
                                                       inverse order of maturity.

                 Conditions Precedent
                 to Closing:                           The  funding  of  the  Senior   Debt  Facilities  will  be   subject  to
                                                       satisfaction of  customary conditions  precedent for  similar financings and for  this transaction  in particular, including  but not limited  to each of the following:

                                                       (i)      All documentation relating to the Senior Debt Facilities  shall have  been  completed  and reviewed  to the  Agents'  and their counsels' satisfaction  (including with  respect to bankruptcy, environmental and asbestos matters);

                                                       (ii)     The Company  and Canoe  shall have  entered into  a  definitive merger agreement (the  "Merger Agreement"), on terms acceptable
                                                                to  the   Agents  in  their  sole  discretion  and  the  Merger
                                                                contemplated thereby  shall be  consummated simultaneously with the funding of the Senior Debt Facilities;

                                                       (iii)    The Agents shall  have determined to their satisfaction  and in their  sole discretion  that the  possible financial  impact on
                                                                Canoe of the  administration of the  NGC


                                                  -4-



                                                                                                            Confidential
                                                                                                       November 15, 1994

                                                                Settlement  Trust, and Canoe's  actual  or  potential liabilities with  respect to property  damage and  bodily injury  asbestos claims,  will not have  a material  adverse effect  on the prospective business, assets, financial  condition or results of operations of Canoe and its subsidiaries, taken as a whole;

                                                       (iv)     The Agents  shall  have received  an environmental  survey  (or
                                                                audit  if  so  requested)   prepared  by  the  Company  (or  an
                                                                environmental  assessment   firm  acceptable  to  the   Agents)
                                                                addressing  the Company's compliance with, and liability under, all related environmental laws, rules and regulations, and  the
                                                                Agents  shall  have  determined to  their  satisfaction and  in their  sole discretion  that the  possible financial  impact on
                                                                Canoe  of  environmental  matters  will  not  have  a  material adverse effect  on the prospective business,  assets, financial
                                                                condition   or  results   of  operations   of  Canoe   and  its
                                                                subsidiaries, taken as a whole;

                                                       (v)      The Company  shall have  received commitments  for $187,500,000 of  Senior Debt  Facilities from NationsBank on  the same terms and conditions as outlined herein;

                                                       (vi)     The Company shall have  received a minimum  of $300,000,000  in cash  proceeds  from  the  issuance  of  Cumulative  Redeemable
                                                                Payment-In-Kind  Preferred  Stock  and  Warrants  on  terms and conditions reasonably acceptable to the Agents;

                                                       (vii)    The Company shall  have received $50,000,000  in cash  proceeds from the  issuance of  voting Common Stock  to Delcor, Inc.  on terms and conditions reasonably acceptable to the Agents;

                                                       (viii)   The  Company  shall  have  received  cash  proceeds  from   the
                                                                issuance  of Non-Voting  Common  Stock  to  NationsBank  in  an

                                                                amount equal  to the Merger Price multiplied  by 784,999 shares on terms and conditions reasonably acceptable to the Agents;

                                                       (ix)     The Company shall have  received a minimum of  3,872,235 shares of  Canoe Common Stock from



                                                                       -5-


                                                                                                            Confidential
                                                                                                       November 15, 1994

                                                                Delcor, Inc. and 784,999 shares of Canoe  Common Stock from First
                                                                Union as "contributed" equity to Newco;


                                                       (x)      All  governmental,  regulatory,  shareholder  and  third  party consents and approvals, if any, necessary to effect the  Merger and related financing  shall have  been obtained and remain  in effect;

                                                       (xi)     No  material   adverse  change  shall  have   occurred  in  the
                                                                business, assets, financial  condition or results of operations of  Canoe and  its subsidiaries,  taken as  a whole,  and there
                                                                shall   exist  no   condition,  event   or   occurrence  which,
                                                                individually or in the aggregate, could reasonably be  expected to  have  a material  adverse effect  on the  business, assets, financial condition or results  of operations of Canoe and  its subsidiaries,  taken  as  a whole,  since  September 30,  1994, except as  disclosed  in  documents filed  prior  to  the  date hereof with the Securities and Exchange Commission;

                                                       (xii)    All of  the  Company's existing  senior indebtedness  shall  be repaid in full at closing;

                                                       (xiii)   There   shall  not   be   any  material   pending   litigation,
                                                                injunction, order or  claim with respect  to the Merger or  the
                                                                First Union Financing;

                                                       (xiv)    The  final order of the  bankruptcy court entered in March 1993 in  connection with  Canoe's  emergence  from  its  Chapter  11 reorganization  shall remain  in full  force and  effect; Canoe shall be in compliance with  each of its continuing obligations specified  therein;  and  no proceedings  shall  be pending  or threatened that in any manner challenges such final  bankruptcy court order;

                                                       (xv)     If requested,  the  Agents shall  have received  appraisals  in satisfactory form  on  certain of  the Company's  fixed  assets prepared  by an  independent valuation  firm acceptable  to the
                                                                Agents; and



                                                                       -6-


                                                                                                            Confidential
                                                                                                       November 15, 1994


                                                       (xvi)    The Agents shall have received such other documents,  opinions, certificates and  agreements in connection with  the Merger and
                                                                the  Senior   Debt  Facilities,  all  in   form  and  substance
                                                                satisfactory to the Agents as they shall reasonably request.

                 Representations
                 and Warranties:                       The  Loan   Agreement  will   include  representations   and  warranties
                                                       customarily found  in the Agents' loan agreements for similar financings and  any additional  representations and  warranties appropriate  in the context of the proposed  Merger (including with  respect to  bankruptcy, environmental and asbestos matters).

                 Covenants:                            The  Loan Agreement  will  include covenants  customarily  found  in the
                                                       Agents'  loan agreements  for  similar  financings  and  any  additional
                                                       covenants  appropriate in  the  context of  the  proposed Merger.   Such
                                                       covenants shall in any event include:

                                                       (1)      Limitations on Liens;

                                                       (2)      Limitations   on  Cash   Dividends,  Distributions   and  Stock
                                                                Repurchases;

                                                       (3)      Limitations on Additional Indebtedness;

                                                       (4)      Limitations on Transactions with Shareholders and Affiliates;

                                                       (5)      Limitations on Capital Expenditures and Cash Acquisitions; and

                                                       (6)      Certain  other covenants,  including financial  covenants (such as  fixed charge  and interest  coverage ratio  tests, leverage tests,  and  minimum  current ratio  tests)  acceptable to  the
                                                                Agents.

                 Permitted Dividends:                  So  long as  no Event  of Default  has occurred  and is  continuing, the
                                                       Company will be  permitted to pay cash dividends  on the Preferred Stock and Common Stock  in amounts of  up to 75%  of the Company's net  income calculated prior to giving effect to  the dividend for such period  (the
                                                       "Permitted   Dividends")  after  such  time  as   (i)  the  Senior  Debt
                                                       Facilities   have  been  paid  down  below  $200,000,000  and  (ii)  the
                                                       Company's ratio  of



                                                                       -7-


                                                                                                            Confidential
                                                                                                       November 15, 1994


                                                       Total  Funded Debt  to  Operating  Cash Flow  on  a
                                                       trailing four  quarters basis  is less than  1.0x.  Permitted  Dividends may be paid on a  quarterly basis no sooner  than 15 days after  receipt
                                                       by  the   Lenders  of  the  Company's   quarterly  financial  statements
                                                       confirming compliance with the  above conditions.  Cash dividends  shall not  be permitted if  after giving effect  to such payment,  the Company would be  in default  of the  Senior Debt  Facilities or  the conditions outlined above.

                 Events of Default:                    Those  customarily found  in  the Agents'  loan  agreements  for similar financings and  any additional  events  of default  appropriate  in  the context of the proposed Merger.

                 Syndication:                          Following  the  signing of  a  definitive  Merger Agreement  between the
                                                       Company and Canoe, the Company  shall use its best efforts to assist the
                                                       Agents  in  syndicating  the  Senior  Debt   Facilities.    The  initial
                                                       syndication  shall  be  a coordinated  process under  which  both Agents shall reduce  their commitments on a  pro-rata basis until  such time as they  reach their desired hold level  or mutually agree to terminate the joint syndication process.

                 Assignments
                 and Participation:                    After  completion of  the initial  syndication process,  any Lender  may participate  or assign  its interest  in the  Senior Debt  Facilities in minimum amounts  of at least $5,000,000  subject to the  approval of the
                                                       Company and the  Agents, which shall not  be unreasonably withheld.   In
                                                       addition,  at any  time, any  Lender  may transfer  all or  part  of its commitment under the Senior Debt Facilities to an affiliate.

                 Miscellaneous:                        (1)      North Carolina state law to govern;

                                                       (2)      All  terms and  conditions contained  in the  Agreements to  be reasonably  satisfactory to  the Agents  and to  their counsel.
                                                                The Company shall reimburse  the Agents for all reasonable out-
                                                                of  pocket   expenses  including,  but  not   limited  to,  the
                                                                reasonable   fees  and   disbursements  of  their   counsel  in
                                                                connection  with   the  preparation   and  execution   of   the
                                                                Agreements and the  reasonable fees  and expenses of any  third party consultants retained  to assist the  Agents in  analyzing any environmental  or  asbestos related  issues, in  each  case whether or not  the transactions herein  contemplated shall  be consummated



                                                                       -8-


                                                                                                            Confidential
                                                                                                       November 15, 1994


                                                                or the Senior Debt Facilities shall be executed or
                                                                closed;

                                                       (3)      Usual provisions regarding  survival of Agreements, waiver  and delay,  extensions of  maturity, modifications  of  agreements,
                                                                severability,   counterparts    and   enforcements,   headings,
                                                                definition of accounting terms in accordance with GAAP,  waiver of jury trial; and

                                                       (4)      The  Loan  Agreement  shall  contain  voting requirements  that shall  allow 66  2/3% in  principal  amount to  approve certain waivers,  modifications  and amendments  subject  to  customary unanimity requirements.


                                                               Confidential
                                                             November 15, 1994


                     Cumulative Pay-In-Kind (PIK) Preferred Stock


          Issuer:                 Newco and,  following the Merger,  Canoe (the
                                  "Company").

          Facility:               Cumulative   Redeemable   Pay-In-Kind   (PIK)
                                   Preferred Stock (the "Preferred Stock").

          Amount:                  $100,000,000 (the "Purchase Price").

          Shares Issued:           100,000.

          Price Per Share:         $1,000 (the "Purchase Price Per Share").

          Purchaser:               First  Union Corporation or an affiliate
                                   thereof ("First Union").

          Use of Proceeds:         To  facilitate the  consummation  of the
                                   Merger  as described  in  the Commitment
                                   Letter.

          Redemption Date:         8 years from closing.

          Dividend Rate:           10.0%

          Dividend Payments:      Semi-annual; to  be paid  in cash  or in-kind
                                  for the first  three years at  the option  of
                                  the  Company; thereafter,  dividends  will be
                                  payable in cash, subject to the terms of  the
                                  Senior Debt Facilities.

          Call Protection:         None.

          Warrants:               The Preferred  Stock  will  carry  detachable
                                  warrants  exercisable into  Non-Voting Common
                                  Stock  of   the  Company,  which   represents
                                  5.1337%  of  all  Common  Stock on  a  fully-
                                  diluted basis.

          Conditions
          Precedent:               The purchase of the Preferred Stock will
                                   be  subject   to  the  execution   of  a
                                   satisfactory Preferred Stock and Warrant
                                   Purchase  Agreement,  and any  necessary
                                   related  documents;   as  well  as   the
                                   satisfaction of  conditions precedent as
                                   outlined  in the Senior Debt Facilities,
                                   which   are   hereby   incorporated   by
                                   reference,  and   any  other  conditions
                                   deemed  appropriate by the Purchaser for
                                   similar   financings    and   for   this
                                   transaction in particular.



                                         -10-



                                                               Confidential
                                                             November 15, 1994

          Protective
          Provisions:              The Company  shall  not,  without  first
                                   obtaining consent  or  approval  of  the
                                   holders  of at  least two-thirds  of the
                                   Preferred   Stock,   do   any   of   the
                                   following:

                              (i)  Create    any   senior    stock   having
                                   preference   or    priority   over   the
                                   Preferred Stock as  to dividends or upon
                                   redemption,  liquidation, winding  up or
                                   dissolution;

                              (ii) Adversely    amend    or    alter    any
                                   preferences, rights  or  powers  of  the
                                   Preferred Stock;

                              (iii)     Pay other than Permitted Dividends,
                                        provided,  however,  that once  all
                                        dividends have  been  paid  on  the
                                        Preferred Stock  in  cash  and  the
                                        Company  has redeemed all prior in-
                                        kind dividends, the Company may pay
                                        cash  dividends on the Common Stock
                                        in an  annual amount not  to exceed
                                        (i)  2.5%  multiplied  by  (ii)  an
                                        amount  equal  to  (x)  the  Merger
                                        Price Per  Share multiplied by  (y)
                                        the total Shares of voting and Non-
                                        Voting  Common  Stock  outstanding;
                                        and

                              (iv)      Except as  contemplated  by  the  Merger
                                        Agreement,  redeem   or  repurchase  any
                                        junior stock,  warrants or other  parity
                                        stock.

          Certain Events:          The following shall constitute an Event:

                               (i) Failure to declare and pay semi-annual dividends on the Preferred Stock in full;

                              (ii)      Failure to redeem or pay  the Redemption
                                        Price in full when required;


                              (iii)     Certain   events   of   bankruptcy,
                                        receivership       or       similar
                                        proceedings; and

                              (iv)      Failure   to   observe  any   Protective
                                        Provisions.

          Rights Upon
          an Event:           Upon and during the continuance of an  Event,
                              the Purchaser may elect one representative to
                              the Board of Directors of the Company.



                                         -11-

                                                               Confidential
                                                             November 15, 1994

          Change in Control/
          Sale of Assets:          In  the event there  occurs a  Change of
                                   Control   (an  event  which  results  in
                                   Delcor,  Inc. or  its  affiliates owning
                                   less than 51% of the voting Common Stock
                                   of the Company) or sale of substantially
                                   all of the Company's assets,  any holder
                                   of   Preferred  Stock  may  require  the
                                   Company  to redeem all  of the shares of
                                   Preferred Stock held by such holder at a
                                   price  equal to  the Purchase  Price per
                                   share plus all Accrued Dividends thereon
                                   to the date of redemption.

          Transfer Rights:         Beginning  eighteen   months  after  the
                                   consummation of  the Merger, any  holder
                                   of  the  Preferred  Stock  may  sell  or
                                   transfer in whole or in part, any shares
                                   of  Preferred Stock held  by such holder
                                   subject  to (i)  the  Company's consent,
                                   which shall not be unreasonably withheld
                                   and  (ii) the  Company's first  right of
                                   refusal.

          Attendance Rights:       Following the  Merger, the Company  will
                                   permit a representative of the Purchaser
                                   to attend all  meetings of the Company's
                                   Board of Directors or committees.

          Reimbursement
          of Expenses:             The  Purchaser shall  be  reimbursed for
                                   reasonable     out-of-pocket    expenses
                                   (including  fees  and disbursements  for
                                   counsel) incurred in connection with the
                                   issuance  of the Preferred Stock and the
                                   Warrants.

          Information
          Requirements:            The Company will provide the  Purchaser with:
                                   (i)  annual financial statements audited by a
                                   nationally  recognized "Big  Six" independent
                                   accounting   firm,   (ii)  monthly   internal
                                   financial  statements, (iii) an annual budget
                                   for the  next fiscal year prior to the end of
                                   the previous fiscal year, and (iv)  any other
                                   information as  reasonably requested by  such
                                   Purchaser.
          Representations
          and
          Warranties:              Those  customarily   found  in  purchase
                                   agreements  for  similar financings  and
                                   any   additional   representations   and
                                   warranties appropriate in the context of
                                   the proposed financing.



                                         -12-


                                                               Confidential
                                                             November 15, 1994


                                       Warrants


          Issuer:                  Newco and, following  the Merger, Canoe  (the
                                   "Company").

          Facility:                Warrants.

          Purchaser:               First Union Corporation or  an affiliate
                                   thereof ("First Union").

          Amount:                  In conjunction with the Cumulative Redeemable
                                   Payment-In-Kind  (PIK)  Preferred Stock  (the
                                   "Preferred Stock"), detachable Warrants will be issued sufficient to provide the Purchaser with 5.1337% of the Common Stock of the Company on a fully-diluted basis (subject only to dilution by management options in an amount to be mutually agreed upon).

          Exercise Price:          Nominal.

          Exercise Period:         At any time.

          Maturity:                Ten years from the date of issuance.

          Put Provisions:          Subject to the terms of the Senior  Debt
                                   Facilities and the Preferred  Stock, the
                                   Purchaser shall  have the right  to sell
                                   all  or  part  of  the Warrants  to  the
                                   Company   at  a  cash  price  (the  "Put
                                   Price") as  described below at  any time
                                   after  the  earliest  to  occur  of  the
                                   following:

                                   (i)  Six years after the closing date;

                                   (ii) An event  which results in  Delcor, Inc.
                                        or  its affiliates owning  less than 51%
                                        of   the  voting  Common  Stock  of  the
                                        Company;

                                 (iii)  Any  merger in which the Company is
                                        not  the surviving  corporation, or
                                        sale    or   other    transfer   of
                                        substantially all  of the Company's
                                        assets;

                                  (iv) Acceleration of any outstanding credit facility of the Company; and

                                         -13-



                                                               Confidential
                                                           November 15, 1994

                              (v) A qualified public equity offering by the Company;

                                   provided, however, that if not exercised upon the occurrence of the event described in Section (v), the put right of the Purchaser shall terminate.

                                   The Put Price shall be the fair market  value
                                   as mutually  agreed upon  by the  Company and
                                   the  Purchaser.   For  the  purposes of  this
                                   paragraph, fair market value will not include
                                   any discount for minority interest or lack of
                                   liquidity.  If  the parties are  not able  to
                                   agree on a fair market value, they will agree
                                   to  engage a  mutually  acceptable investment
                                   banker to determine the  fair market value of
                                   the Warrants.

          Transfer Rights:         Beginning    eighteen    months    after
                                   consummation of  the Merger, any  holder
                                   of the Warrants may  sell or transfer in
                                   whole  or  in part,  any  Warrant shares
                                   held by  such holder subject to  (i) the
                                   Company's  consent, which  shall  not be
                                   unreasonably   withheld  and   (ii)  the
                                   Company's  first right  of refusal.   If
                                   necessary to facilitate the sale  of the
                                   Warrants, the  Company  will  amend  its
                                   charter  provisions to make the Warrants
                                   exchangeable into voting Common Stock of
                                   the  Company.  Any change in the Warrant
                                   shares from non-voting to voting will be
                                   subject to Federal Reserve guidelines.

          Call Provisions:         Subject to the terms  of the Senior Debt
                                   Facilities and  the Preferred Stock  and
                                   beginning  seven years after the closing
                                   date, the  Company shall have  the right
                                   to purchase for cash all or part of  the
                                   Warrants, on a  pro-rata basis with  all
                                   other Warrant holders,  at a price equal
                                   to 100%  of the Put Price  determined at
                                   that time.

          Other Rights:            In addition to the above rights, the Warrants
                                   will provide for:

                                   (i)  Customary anti-dilution provisions;



                              (ii) Piggyback  rights for the Warrant shares
                                   on any public or private sale of the Company's equity securities;

                             (iii) Two demand  registration rights for
                                   the Warrant  shares (taken together
                                   with       Purchaser's       demand
                                   registration rights for  Non-Voting
                                   Common Stock)  beginning January 1,
                                   1999  or at  any earlier  time that
                                   the  Put Provision  is exercisable;
                                   and

                              (iv) 30 days' prior notice of the record date
                                   of any cash dividendon the Common Stock.


                                                               Confidential
                                                          November 15, 1994



                               Non-Voting Common Stock


          Issuer:                Newco and,  following the Merger,  Canoe (the
                                 "Company").

          Facility:               Non-Voting  Common   Stock  (the  "Non-Voting
                                  Common Stock").

          Rollover Value:          $34,147,456.50 assuming the Merger Price
                                   Per Share shown below.

          Shares Contributed:      784,999 existing shares of Canoe.

          Merger Price Per Share:  $43.50 (the "Merger Price Per Share").

          Purchaser:               First Union Corporation or  an affiliate
                                   thereof ("First Union").

          Use of Proceeds:         To  facilitate  the consummation  of the
                                   Merger  as  described in  the Commitment
                                   Letter.

          Dividend Rights:         To the extent  cash dividends on  Common
                                   Stock are  permitted by the  Senior Debt
                                   Facilities and the Preferred Stock, each
                                   holder of voting  Common Stock and  Non-
                                   Voting Common Stock shall  share ratably
                                   in any such dividends.

          Put Provisions:          Subject to the terms of the  Senior Debt
                                   Facilities and the Preferred  Stock, the
                                   Purchaser shall have  the right to  sell
                                   all  or part  of  the Non-Voting  Common
                                   Stock to  the Company  at  a cash  price
                                   (the  "Put Price") as described below at
                                   any time  after the earliest to occur of
                                   the following:

                                   (i)  Six years after the closing date;

                                   (ii) An event which  results in Delcor,  Inc.
                                        or its affiliates ("Delcor") owning less than 51% of the voting Common Stock of the Company;

                                  (iii) Any merger in which the  Company is
                                        not  the surviving  corporation, or
                                        any  sale  or  other   transfer  of
                                        substantially all  of the Company's
                                        assets;

                                         -15-



                                                               Confidential
                                                          November 15, 1994



                                   (iv) Acceleration  of any  outstanding credit
                                        facility of the Company; and

                                    (v) A  qualified  public equity  offering by
                                        the Company;

                                   provided, however, that if not exercised upon the occurrence of the event described in Section (v), the put right of the Purchaser shall terminate.

                                   The Put Price shall  be the fair market value
                                   as mutually agreed  upon by  the Company  and
                                   the  Purchaser.    For the  purposes  of this
                                   paragraph, fair market value will not include
                                   any discount for  minority interest, lack  of
                                   liquidity or  lack of voting rights.   If the
                                   parties  are  not able  to  agree  on a  fair
                                   market value,  they will  agree  to engage  a
                                   mutually  acceptable   investment  banker  to
                                   determine the fair market  value of the  Non-
                                   Voting Common Stock.

          Transfer Rights:         Beginning    eighteen    months    after
                                   consummation of the  Merger, any  holder
                                   of the Non-Voting  Common Stock may sell
                                   or transfer, in  whole or  in part,  any
                                   Non-Voting  Common  Stock  held by  such
                                   holder  subject  to  (i)  the  Company's
                                   consent, which shall not be unreasonably
                                   withheld  and  (ii) the  Company's first
                                   right  of  refusal.    If  necessary  to
                                   facilitate  the  sale of  the Non-Voting
                                   Common Stock, the Company will amend its
                                   charter  provisions  to  make  the  Non-
                                   Voting  Common  Stock exchangeable  into
                                   voting Common Stock of the Company.  Any
                                   such right to have the Company's charter
                                   amended  shall  be  subject  to  Federal
                                   Reserve guidelines.

          Call Provisions:         Subject to  the terms of the Senior Debt
                                   Facilities and the  Preferred Stock  and
                                   beginning seven years after  the closing
                                   date,  the Company shall  have the right
                                   to purchase for cash  all or part of the
                                   Non-Voting Common Stock,  on a  pro-rata

                                   basis with all  other Non-Voting  Common
                                   Stock holders, at a price equal to 100% of the Put Price determined at that time.

          Conditions Precedent:    The  purchase  of the  Non-Voting Common
                                   Stock will be  subject to the  execution
                                   of  a   satisfactory  Non-Voting  Common
                                   Stock   Purchase   Agreement,  and   any
                                   necessary related documents; as  well as
                                   the satisfaction of conditions precedent
                                   as   outlined   in   the   Senior   Debt
                                   Facilities,     which     are     hereby
                                   incorporated by reference, and any other
                                   conditions  deemed  appropriate  by  the
                                   Purchaser for similar financings and for
                                   this transaction in particular.

                                         -16-



                                                               Confidential
                                                          November 15, 1994



          Attendance Rights:       Following the Merger, and  provided that
                                   the Preferred Stock has been redeemed in
                                   full,   the   Company   will  permit   a
                                   representative   of  the   Purchaser  to
                                   attend  all  meetings  of the  Company's
                                   Board of Directors or committees.

          Other Rights:            In  addition to  the above  rights, the  Non-
                                   Voting Common Stock will provide for:

                                   (i)  Customary anti-dilution provisions;

                                   (ii) Piggyback  rights  on   any  public   or
                                        private  sale  of  the Company's  equity
                                        securities; and

                                  (iii) Two   demand  registration   rights
                                        (taken  together  with  Purchaser's
                                        demand   registration   rights  for
                                        Warrant  shares) beginning  January
                                        1, 1999 or at any earlier time that
                                        the Put Provision is exercisable.
          Reimbursement
          of Expenses:             The  Purchaser  shall be  reimbursed for
                                   reasonable     out-of-pocket    expenses
                                   (including  fees  and disbursements  for
                                   counsel) incurred in connection with the
                                   issuance of the Non-Voting Common Stock.


          Information
          Requirements:            The  Company will provide the Purchaser with:
                                   (i) annual financial  statements audited by a
                                   nationally  recognized "Big  Six" independent
                                   accounting   firm,   (ii)  monthly   internal
                                   financial statements, (iii) an  annual budget
                                   for the next  fiscal year prior to the end of
                                   the previous fiscal year,  and (iv) any other
                                   information as reasonably  requested by  such
                                   Purchaser.

          Representations
          and Warranties:          Those  customarily   found  in  purchase
                                   agreements  for  similar financings  and
                                   any   additional   representations   and
                                   warranties appropriate in the context of
                                   the proposed financing.
